    The Universal Institutional Funds, Inc. Emerging Markets Equity Portfolio
                          Item 77(O) 10F-3 Transactions
                         January 1, 2006 - June 30, 2006

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
  CTC   5/31/    -     $14.00 $345,93  75,800    0.31%  0.14%   Morgan  Deutsc
 Media    06                   1,446                            Stanle    he
                                                                  y,     Bank
                                                                JPMorg
                                                                 an,
                                                                Deutsc
                                                                  he
                                                                 Bank
                                                                Securi
                                                                 ties